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                                                                    Exhibit 4.1

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                      TANGER PROPERTIES LIMITED PARTNERSHIP
                                     ISSUER


                                       AND


                       TANGER FACTORY OUTLET CENTERS, INC.
                                    GUARANTOR



                                       TO

                     STATE STREET BANK AND TRUST COMPANY

                              --------------------

                          THIRD SUPPLEMENTAL INDENTURE
                          DATED AS OF FEBRUARY 15, 2001

                              --------------------

                    $100,000,000 9-1/8% SENIOR NOTES DUE 2008


                              --------------------


                             SUPPLEMENT TO INDENTURE
                        DATED AS OF MARCH 1, 1996, AMONG
              TANGER PROPERTIES LIMITED PARTNERSHIP (AS ISSUER),
            TANGER FACTORY OUTLET CENTERS, INC. (AS GUARANTOR) AND
               STATE STREET BANK AND TRUST COMPANY (AS TRUSTEE)

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      THIRD SUPPLEMENTAL INDENTURE, dated as of February 15, 2001, among TANGER
PROPERTIES LIMITED PARTNERSHIP, a limited partnership duly organized and existing under the laws of North Carolina (hereinafter called the "Issuer"), having its principal executive office located at 3200 Northline Avenue, Suite 360, Greensboro, North Carolina 27408, TANGER FACTORY OUTLET CENTERS, INC., a corporation duly organized and existing under the laws of North Carolina (hereinafter called the "Guarantor"), having its principal executive office located at 3200 Northline Avenue, Suite 360, Greensboro, North Carolina 27408, and STATE STREET BANK AND TRUST COMPANY, a Massachusetts trust company (hereinafter called the "Trustee"), having its Corporate Trust Office located at 2 Avenue de Lafayette, 6th Floor, Boston, Massachusetts 02111.

                                    RECITALS

      WHEREAS, the Issuer and the Guarantor executed and delivered the Indenture (the "Original Indenture"), dated as of March 1, 1996, to the Trustee to issue from time to time for its lawful purposes debt securities evidencing the Issuer's senior unsecured indebtedness.

      WHEREAS, Section 301 of the Original Indenture provides that by means of a supplemental indenture the Issuer may create one or more series of its debt securities and establish the form, terms and provisions thereof.

      WHEREAS, the Issuer and the Guarantor intend by this Supplemental Indenture to (i) create a series of Issuer's debt securities, in an aggregate principal amount equal to $100,000,000, entitled "9-1/8% Senior Notes due 2008" (the "Notes") and (ii) establish the form and the terms and provisions of the Notes.

      WHEREAS, the Issuer and the Guarantor have approved the creation of the Notes and the form, terms and provisions thereof.

      WHEREAS, the consent of Holders to the execution and delivery of this Supplemental Indenture is not required, and all other actions required to be taken under the Original Indenture with respect to this Supplemental Indenture have been taken.

      NOW, THEREFORE IT IS AGREED:


                                   ARTICLE ONE

   DEFINITIONS, CREATION, FORM AND TERMS AND CONDITIONS OF THE DEBT SECURITIES

      Section 1.1 DEFINITIONS. Capitalized terms used but not otherwise defined in this Supplemental Indenture shall have the meanings ascribed to them in the Original Indenture. In addition, the following terms shall have the meanings set forth below:

      "DEFAULT" means any event that is, or after notice or passage of time or both would be, an Event of Default.


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      "DISINTERESTED DIRECTOR" means, with respect to any transaction or series of transactions which a majority of the Disinterested Directors of the Issuer are required to approve under the terms of the Indenture, a member of the Board of Directors who does not have any material direct or indirect financial interest in or with respect to such transaction or series of transactions.

      "DTC" means The Depository Trust Company.

      "GLOBAL NOTE" means a single fully-registered global note in book-entry form, without coupons, substantially in the form of Exhibit A attached hereto, which represents the Notes.

      "INDENTURE" means the Original Indenture as supplemented by this Third Supplemental Indenture and as further amended, modified or supplemented with respect to the Notes pursuant to the provisions of the Original Indenture.

      "RESTRICTED SUBSIDIARY" means any Subsidiary of the Issuer, unless such Subsidiary is an Unrestricted Subsidiary or is designated as an Unrestricted Subsidiary pursuant to the terms of the Indenture.

      "UNRESTRICTED SUBSIDIARY" means (1) any Subsidiary that at the time of determination shall be an Unrestricted Subsidiary (as designated by the Board of Directors, as provided below) and (2) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors may designate any Subsidiary (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary so long as (a) neither the Issuer nor any Restricted Subsidiary is directly or indirectly liable for any Indebtedness of such Subsidiary, (b) no default with respect to any Indebtedness of such Subsidiary would permit (upon notice, lapse of time or otherwise) any holder of any other Indebtedness of the Issuer or any other Subsidiary to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity, (c) neither the Issuer nor any Restricted Subsidiary has a contract, agreement, arrangement, understanding or obligation of any kind, whether written or oral, with such Subsidiary other than those that might be obtained at the time from persons who are not Affiliates of the Issuer and (d) neither the Issuer nor any Restricted Subsidiary has any obligation (1) to subscribe for additional shares of Capital Stock or other equity interest in such Subsidiary or (2) to maintain or preserve such Subsidiary's financial condition or to cause such Subsidiary to achieve certain levels of operating results. Any such designation by the Board of Directors shall be evidenced to the Trustee by filing a Board Resolution with the Trustee giving effect to such designation. The Board of Directors may designate any Unrestricted Subsidiary as a Restricted Subsidiary if, immediately after giving effect to such designation, there would be no Default under the Indenture, and the Issuer could incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to Section 1010 of the Original Indenture.

      Section 1.2 CREATION OF NOTES. In accordance with Section 301 of the Original Indenture, the Issuer hereby creates the Notes as a separate series of its debt securities, entitled "9-1/8% Senior Notes due 2008", issued pursuant to the Indenture. The Notes shall initially be limited to an aggregate principal amount equal to $100,000,000, subject to the exceptions set forth in Section 301(2) of the Original Indenture.


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      Section 1.3 FORM OF NOTES. The Notes will be issued as Registered
Securities and represented by a single Global Note, without coupons, registered in the name of DTC or its nominee, as the case may be, subject to the provisions of the seventh paragraph of Section 305 of the Original Indenture. So long as DTC, or its nominee, is the registered owner of the Global Note, DTC or its nominee, as the case may be, will be considered the sole Holder of the Notes represented by the Global Note for all purposes under the Indenture.

      Section 1.4 TERMS AND PROVISIONS OF NOTES. The Notes shall be governed by all of the terms and provisions of the Original Indenture, as supplemented by this Third Supplemental Indenture, and in particular, the following provisions shall be terms of the Notes:

      (a) PAYMENT OF PRINCIPAL AND INTEREST. Principal and interest payments in respect of the Global Note will be made by the Issuer in immediately available funds to DTC or its nominee, as the case may be, as the Holder of the Global Note.

      (b) APPLICABILITY OF GUARANTEE. The Notes will be Guaranteed Securities pursuant to the Original Indenture, and the Guarantee endorsed on the Global Note and the provisions set forth in Article Sixteen, Section 1601 of the Original Indenture shall be applicable to the Notes.

      (c) ADDITIONAL COVENANTS. In addition to the covenants set forth in the Original Indenture, the Issuer and the Guarantor hereby further covenant as follows:

            (i) LIMITATION ON CONSOLIDATION, MERGER, ETC. The Issuer will not consolidate with or merge with or into any corporation or partnership or sell, convey, transfer, lease or otherwise dispose of all or substantially all of its assets to any corporation or partnership unless, after giving pro forma effect to the consolidation, merger, sale, conveyance, transfer, lease or other disposition, the Issuer or successor entity could incur at least $1.00 of Indebtedness (other than Permitted Indebtedness) pursuant to Section 1010 of the Original Indenture.

            (ii) LIMITATION ON INCURRENCE OF INDEBTEDNESS. The Issuer will not permit any Restricted Subsidiary to incur any Indebtedness other than Permitted Indebtedness.

            (iii) LIMITATION ON DISTRIBUTIONS. The Issuer will not make any distribution, by reduction of capital or otherwise (other than distributions payable in securities evidencing interests in the Issuer's capital for the purpose of acquiring interests in real property or otherwise) unless, immediately after giving pro forma effect to such distribution, the Issuer could incur at least $1.00 of Indebtedness (other than Permitted Indebtedness) pursuant to
            Section 1010 of the Original Indenture; provided, however, that the foregoing limitation shall not apply to any distribution or other action which is necessary to maintain the Guarantor's status as a REIT under the Code, if the aggregate principal amount of all outstanding Indebtedness of the Guarantor and the Issuer on a consolidated basis at such time is less than 60% of Adjusted Total Assets.


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            Notwithstanding the foregoing, the Issuer will not be prohibited from making the payment of any distribution within 30 days of the declaration thereof if at such date of declaration such payment would have complied with the provisions of the immediately preceding paragraph.

            (iv) LIMITATION ON TRANSACTIONS WITH AFFILIATES. The Issuer will not, and will not permit any Subsidiary to, directly or indirectly, enter into any transaction, or series of transactions, with an Affiliate unless (1) such transaction, or series of transactions, is on terms that are no less favorable than those available in an arm's-length transaction with unrelated third parties, (2) with respect to any transaction, or series of transactions, with total consideration equal to or greater than $5.0 million, the Issuer shall have delivered an officers' certificate certifying that such transaction, or series of transactions, complies with clause (1) above and such transaction, or series of transactions, has been approved by a majority of the Disinterested Directors, or in the case of transactions included in this clause (2) for which there are no Disinterested Directors, the Issuer shall have obtained a written opinion from a nationally recognized investment banking, appraisal or other appropriate expert firm to the effect that such transaction, or series of transactions, is fair to the Issuer or Subsidiary from a financial point of view and (3) with respect to any transaction or series of transactions with total consideration in excess of $15.0 million, the Issuer shall obtain a written opinion from a nationally recognized investment banking, appraisal or other appropriate expert firm as described above.

            (v) LIMITATION ON DIVIDENDS AND OTHER PAYMENT RESTRICTIONS AFFECTING RESTRICTED SUBSIDIARIES. The Issuer will not, and will not permit any Restricted Subsidiary to, create or allow to exist any encumbrance that would restrict the ability of a Restricted Subsidiary to (1) pay dividends on Capital Stock, (2) pay Indebtedness owed to the Issuer or any Subsidiary, (3) make loans or advances to the Issuer or any Subsidiary, (4) transfer any property or assets to the Issuer or any Subsidiary, or (5) guarantee any Indebtedness of the Issuer or any Subsidiary.

            (vi) LIMITATION ON SALE OF CAPITAL STOCK OF RESTRICTED SUBSIDIARIES. The Issuer will not permit any Restricted Subsidiary to issue any Capital Stock (other than to the Issuer or a Restricted Subsidiary) and shall not permit any Person (other than the Issuer or a Subsidiary) to own any Capital Stock of any Restricted Subsidiary; PROVIDED, HOWEVER, that the foregoing shall not prohibit the issuance or sale of all, but not less than all, of the issued and outstanding Capital Stock of any Subsidiary owned by the Issuer or any Subsidiary in accordance with the other provisions of the Indenture.

            (d) COVENANT DEFEASANCE; WAIVER. The provisions of Sections 402(3) and 1012 of the Original Indenture shall apply to the additional covenants set forth in Section 1.4(c) hereof as if such covenants were referred to therein.


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                                   ARTICLE TWO

                                     TRUSTEE

      Section 2.1 TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or the due execution hereof by the Issuer. The recitals of fact contained herein shall be taken as the statements solely of the Issuer, and the Trustee assumes no responsibility for the correctness thereof.

                                  ARTICLE THREE

                            MISCELLANEOUS PROVISIONS

      Section 3.1 RATIFICATION OF ORIGINAL INDENTURE. This Supplemental Indenture is executed and shall be construed as an indenture supplemental to the Original Indenture, and as supplemented and modified hereby, the Original Indenture is in all respects ratified and confirmed, and the Original Indenture and this Supplemental Indenture shall be read, taken and construed as one and the same instrument.

      Section 3.2 EFFECT OF HEADINGS. The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

      Section 3.3 SUCCESSORS AND ASSIGNS. All covenants and agreements in this Supplemental Indenture by the Issuer and, with respect to the Guarantee, the Guarantor shall bind their respective successors and assigns, whether so expressed or not.

      Section 3.4 SEPARABILITY CLAUSE. In case any one or more of the provisions contained in this Supplemental Indenture shall for any reason be held to be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

      Section 3.5 GOVERNING LAW. This Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York applicable to agreements made and instruments entered into and, in each case, performed in said state.

      Section 3.6 COUNTERPARTS. This Supplemental Indenture may be executed in several counterparts, each of which shall be an original and all of which shall constitute one and the same instrument.


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      IN WITNESS WHEREOF, the parties hereto have caused this Third Supplemental
Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the date first above written.

                            TANGER PROPERTIES LIMITED PARTNERSHIP

                                    By:  Tanger GP Trust, as General Partner


                                    By: /s/ Stanley K. Tanger
                                        ------------------------------------
                                        Name: Stanley K. Tanger
                                        Title: Chairman of the Board and
                                               Chief Executive Officer

Attest:

/s/ Virginia R. Summerell
---------------------------
Name: Virginia R. Summerell
Title: Secretary


                                    TANGER FACTORY OUTLET CENTERS, INC.
[SEAL]

                                    By: /s/ Stanley K. Tanger
                                        ------------------------------------
                                        Name: Stanley K. Tanger
                                        Title: Chairman of the Board and
                                               Chief Executive Officer
Attest:


/s/ Rochelle G. Simpson
Name: Rochelle G. Simpson
Title: Secretary


                                    STATE STREET BANK AND TRUST COMPANY,
                                    as Trustee


          [SEAL]

                                    By: /s/ Gary Dougherty
                                        --------------------------------
                                        Name: Gary Dougherty
                                        Title: Vice President
Attest:
/s/ Paul G. Grenier
Name: Paul G. Grenier
Title: Secretary